EXHIBIT 11


                    CUMMINS ENGINE COMPANY, INC.
            SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                FOR THE SECOND QUARTER AND FIRST HALF
                 ENDED JUNE 29, 1997 & JUNE 30, 1996
            _____________________________________________


                                        Second Quarter         First Half
                                       _________________    _________________
                                       Weighted             Weighted
                                       Average    Net       Average    Net
Millions, Except per Share Amounts      Shares  Earnings     Shares  Earnings
__________________________________     _______  ________    _______  ________

1997
____
Net earnings                             38.3     $ 53        38.3    $  94
Options                                    .1        -          .1        -
                                         ____     ____        ____     ____
Used in the determination of
 earnings per share                      38.4     $ 53        38.4     $ 94
                                         ____     ____        ____     ____
                                         ____     ____        ____     ____
Primary and fully diluted
 earnings per share                              $1.39                $2.45
                                                 _____                _____
                                                 _____                _____

1996
____
Net earnings                             40.0     $ 44        40.1     $ 93
Options                                    .1        -          .1        -
                                         ____     ____        ____     ____
Used in the determination of
 earnings per share                      40.1     $ 44        40.2     $ 93
                                         ____     ____        ____     ____
                                         ____     ____        ____     ____
Primary and fully diluted
 earnings per share                              $1.10                $2.31
                                                 _____                _____
                                                 _____                _____